Exhibit 10.15

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement"), is made effective as of April 3, 1998 (the "Effective Date"), by and between Loehmann's, Inc. (the "Company") and Philip Kaplan ("Consultant").

         WHEREAS, Consultant has heretofore been employed by the Company as President pursuant to the employment agreement, dated as of September 19, 1988, as amended, by and between Loehmann's Holdings, Inc., Loehmann's Inc. and Consultant (the "Prior Agreement");

         WHEREAS, Consultant and the Company desire that Consultant retire from, and resign, his employment as President of the Company and all other officer positions Consultant currently holds at the Company and its affiliates;

         WHEREAS, the Company desires to retain Consultant as a consultant of the Company, and Consultant desires to be so retained by the Company, on the terms and subject to the conditions more fully set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and Consultant agree as follows:

         1. Consulting Arrangement. The Company hereby retains Consultant, and Consultant hereby agrees to serve as a consultant to the Company, on the terms and subject to the conditions of this Agreement. Consultant will, from time to time at the request of the Company upon reasonable advance notice, provide advice with respect to the business of the Company and its strategic business plan. It is

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understood that such consulting services shall be incidental to, and shall not interfere with, the other business activities and commitments of Consultant. Consultant shall not be required to travel, except at his convenience, in performing services hereunder.

         2. Term. The term of Consultant's consultancy under this Agreement (the "Consulting Term") shall commence on the Effective Date and, unless sooner terminated pursuant to Section 5 hereof, shall expire on the fifth anniversary of the Effective Date.

         3. Compensation. The Company shall pay Consultant a retainer (the "Retainer") at the rate of $75,000 per year (which represents twenty percent (20%) of Consultant's base salary as in effect immediately prior to the date hereof), payable in equal monthly installments, in advance, during the Consulting Term. Subject to Section 5 below, Consultant shall be entitled to the full Retainer regardless of the amount and frequency of consulting services actually requested of him. In addition, with respect to each twelve (12) month period occurring during the Consulting Term, Consultant shall be entitled to receive an automobile and gasoline allowance of $15,000. In the event of the Consultant's death prior to the expiration of the Consulting Term, the Company shall continue to pay the Retainer to the Consultant's estate for the remainder of the Consulting Term.

         4. Status; Taxes

         (a) Status of Consultant. Consultant shall continue to be treated as an employee of the Company for payroll purposes and for purposes of the Company's stock option plans until the earlier of the expiration of the Consulting Term and the Consultant's death; provided that, except for Consultant's rights to continued life

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insurance protection under Section 9 of the Prior Agreement and continued
medical coverage and reimbursement under Section 10 of the Prior Agreement (which rights shall expressly survive Consultant's resignation of as an officer of the Company and its affiliates and are hereby incorporated herein by reference as if set forth herein), Consultant shall not be entitled to participate in any other employee benefit plans or other benefits or conditions of employment available to the employees of the Company or its affiliates. Consultant shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. Consultant shall only consult, render advice and perform such tasks as Consultant determines are necessary to achieve the results specified by the Company.

         (b) Taxes. All payments made to Consultant under this Agreement will be subject to the withholding of federal, state and local income and employment taxes that the Company determines are required by applicable law or regulation.

         5. Termination. This Agreement and Consultant's retention hereunder may only be terminated by the Company for "Cause" (as defined in Section 8). In the event of a termination by the Company for Cause, neither the Company nor Consultant shall have any further obligations hereunder, except that Consultant's entitlement to continued life insurance and medical insurance coverage and reimbursement under Sections 9 and 10 of the Prior Agreement shall survive any termination of this Agreement. For the avoidance of doubt, it is further expressly agreed that any such termination for Cause shall not adversely affect any rights to compensation or benefits the Consultant may have under the Prior Agreement.

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         6. Nondisclosure of Confidential Information.

                  (a) Except as required in connection with the performance of Consultant's services to the Company hereunder or as may be required by applicable law, Consultant agrees that he will never at any time, either during or after the Consulting Term, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any "Confidential Information" (as defined in Section 8) without the prior written consent of the President or Chief Executive Officer of the Company and he shall retain all Confidential Information in trust in a fiduciary capacity for the sole use and benefit of the Company. Consultant acknowledges that the Confidential Information of the Company is valuable, special and unique to its business and is information on which such business depends, is proprietary to the Company, and that the Company wishes to protect such Confidential Information by keeping it secret and confidential for the sole use and benefit of the Company. Consultant will take all steps necessary and reasonably requested by the Board of Directors of the Company, to ensure that all such Confidential Information is kept secret and confidential for the sole use and benefit of the Company; and

                  (b) Upon termination of Consultant's consultancy with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, diaries, records, notebooks, and similar repositories of or containing Confidential Information, including all copies thereof, then in Consultant's possession or control, whether prepared by Consultant or others shall be left with or forthwith returned by Consultant to the Company.

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         7. Entire Agreement/Prior Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         8. Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

         "Cause" shall mean Consultant's conviction of, or plea of guilty or nolo contendere to, a felony regarding the business or assets of the Company.

         "Confidential Information" shall mean that proprietary information of the Company, of whatever kind or nature, disclosed to Consultant or known by Consultant (whether or not discovered or developed by Consultant) as a consequence of or through Consultant's past, present or future relationship or employment with the Company; provided, however, that Confidential Information shall not include any information that is publicly known or publicly available, other than as a result of Consultant's breach of this restrictive covenant. Such proprietary information shall include, without limitation, information materially relating to the Company's business or the products, characteristics and specifications, components, research and development, plans for development of new products, computer programs, trade secrets, marketing strategies, sources of raw materials, supply and material purchasing, operating and other costs data, "Company Customer" (as defined below) identity and needs, cost and pricing data, inventory control and practices, terms and conditions of agreements to which the Company is a party (such as independent

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contractor agreements, supply or distributorship contracts), and any of which information is not generally known in the industry, and shall specifically include all such proprietary information contained in manuals, memoranda, plans, drawings, and designs, specifications, computer programs and records of the Company.

         "Company Customer" shall mean any person or entity to or from whom the Company (i) submitted a bid or received an order for the purchase, supplying or distribution of products; or (ii) entered into an agreement for the purchase, supplying or distribution of products; or (iii) purchased, supplied or distributed products.

         9. Expenses. The Company shall reimburse Consultant for any reasonable expenses incurred by him in connection with the performance of his services hereunder; provided that such services were directed by the Company and any material expenses shall be subject to preapproval by the President or next most senior officer of the Company.

         10. Modifications. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by the Company and Consultant.

         11. Assignment. The Company may assign its rights and delegate its obligations under this Agreement to any successor-in-interest to its business, except such assignment shall not relieve the Company of any of its duties and obligations under this Agreement without Consultant's prior written consent. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other and any attempted assignment in violation of this provision shall be void.

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         12. Binding Effect. Subject to the limitations set forth in Section 12, this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of the Company and Consultant.

         13. Notice. All notices and other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight courier service, addressed as follows:

                  (i) if to the Company, to the attention of the Company's Corporate Secretary at the principal executive offices of the Company in New York;

                  (ii) if to Consultant, the last known address of Consultant on the personnel records of the Company; or to such other addresses as a party shall designate in the manner provided in this Section 13. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail or (b) on the date one (1) business day after it shall have been given to a nationally-recognized overnight courier service.

         14. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such jurisdiction.

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         15. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date first above written.


                                                     Loehmann's, Inc.

                                                     By:

                                                     /s/ Robert N. Friedman
                                                     ----------------------
                                                     Robert N. Friedman
                                                     Chairman

                                                     /s/ Philip Kaplan
                                                     -----------------
                                                     Philip Kaplan